                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                               CURRENT REPORT
                               --------------



                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported)     June 5, 1997
                                                -----------------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
           (Exact name of registrant as specified in its charter)


          Delaware                              1-1098                          13--1594808
----------------------------               -----------------                 -------------------
(State of other jurisdiction                 (Commission                        (IRS Employer
of incorporation)                            File Number)                    Identification No.)

         12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
         ------------------------------------------------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code (703) 295-0300
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Item 5.  Other Events

                 Information contained in a News Release dated June 3, 1997, is incorporated herein by reference.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The Columbia Gas System, Inc.
                                           -----------------------------
                                                    (Registrant)




                                           By     /s/J. W. Grossman
                                             ------------------------------
                                                    Vice President &
                                                    Controller

Date:  June 5, 1997
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                                                                       CONTACTS:
For Immediate Release                           John H. Jennrich: (703) 295-0423
June 3, 1997                                      Colleen Tatano: (412) 873-1300



                    COLUMBIA'S GAS-MARKETING COMPANY EXPANDS
                WITH DEAL TO PURCHASE PENNUNION ENERGY SERVICES

         RESTON, Va., June 3 -- The Columbia Gas System today announced that a wholly owned natural gas-marketing subsidiary, Columbia Energy Services Corp.
(CES), is purchasing PennUnion Energy Services LLC, an energy-marketing subsidiary of Pennzoil Co., for $14.75 million. That price is subject to working capital adjustments.

         The acquisition of PennUnion, of Houston, is expected to permit CES to greatly expand its wholesale market presence. The acquisition is expected to close by June 30.

         CES, of Pittsburgh, markets an average of 1.5 billion cubic feet per day (Bcfd) of natural gas. In the first quarter of 1997, PennUnion moved an average of 2.1 Bcfd. After consolidation, the combined companies should market more than 3 Bcfd.

         "Growth is a major emphasis for CES, and the PennUnion acquisition is an important step in our new energy-marketing initiative," said Oliver G. Richard III, chairman, CEO and president of Columbia Gas System. "PennUnion brings us both an established wholesale energy base to support marketing efforts beyond our historical reach, and a retail marketing approach focused on operating on non-Columbia distribution systems. As a result, PennUnion's strategy complements that of CES in that it is focused on geographic areas (primarily in the Northeast) contiguous to Columbia's service territory."

         A significant portion of the PennUnion marketing volumes is represented by a contract to purchase most of Pennzoil's U.S. natural gas production. CES will market those volumes under a new contract with Pennzoil's exploration and production unit. Pennzoil currently produces

                                     -more-
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approximately 585 million cubic feet per day (MMcfd) of natural gas in the
United States, according to Pennzoil. Its total North American gas production is 610 MMcfd.

         With this transaction, Richard noted, Pennzoil will become CES's largest single supplier. "We think that taking Pennzoil on as a major supplier is great for CES," Richard said. "As with the Kerr-McGee deal a month ago, which saw CES undertake the marketing of all of Kerr-McGee's 250 MMcfd of gas production, we see our job as linking up high-quality energy suppliers with our growing network of retail customers."

         The Columbia Gas System, a Fortune 500 and S&P 500 company located in Reston, Va., is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers -- 12 percent of the nation's total -- in 15 states and the District of Columbia.

         Information about the Columbia Gas System is available on the World Wide Web at http://www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

                                      -30-

Financial Community Contacts:     Tom Hughes -- (703) 295-0429
                                  Melissa Bockelmann -- (703) 295-0427